SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2001 (October 29, 2001)

Province Healthcare Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23639 (Commission File Number)	62-1710772 (IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
COPY OF PRESS RELEASE

Item 5. Other Events

     On October 29, 2001, Province Healthcare Company announced that Stephen M. Ray has been appointed its Senior Executive Vice President, Finance and Chief Financial Officer, effective January 1, 2002. In this capacity, he will be responsible for all areas of finance for Province.

     Mr. Ray, a certified public accountant, has more than 20 years of healthcare experience and most recently served as Executive Vice President, Finance and Chief Financial Officer for Health Management Associates, Inc. Mr. Ray was an executive officer of Health Management Associates, Inc. for approximately 19 years.

Item 7. Financial Statements and Exhibits

(a)	Exhibits

99.1 Copy of the press release, dated October 29, 2001, announcing that Stephen M. Ray has been appointed as Senior Executive Vice President, Finance and Chief Financial Officer of Province Healthcare Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

	By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: November 5, 2001